UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 7, 2005

                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission file number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977

                           50 West San Fernando Street
                           San Jose, California 95113
                            Telephone: (408) 995-5115

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 -- ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On September 7, 2005, Calpine Corporation ("Calpine") and its indirect, wholly owned subsidiary Calpine Energy Services, L.P. ("CES"), entered into a Master Transaction Agreement (the "Agreement") with The Bear Stearns Companies Inc. ("Bear Stearns"). At the closing of the transactions contemplated by the Agreement (the "Closing"), Calpine Merchant Services Company, Inc., an indirect wholly owned subsidiary of Calpine ("CMSC") and CalBear Energy LP, an indirect wholly owned subsidiary of Bear Stearns ("CalBear") will also become parties to the Agreement. Pursuant to the terms of the Agreement, Calpine and its Affiliates, on the one hand, and Bear Stearns and its Affiliates, on the other hand, will each refer certain trades and third party service transactions to CalBear. This referral obligation does not include any transaction that could be serviced by, used by, hedge cash flow from or otherwise optimize the results or flexibility of the assets of the referring entity. In addition, none of the parties will enter into a venture that substantially replicates the transactions contemplated by the Agreement during the term of the Agreement and for a period of up to two years after the termination of the Agreement, depending upon the reason for the termination.

     Calpine has guaranteed the payment in full when due of all amounts owed by and due from CES or CMSC to Bear Stearns or CalBear pursuant to the terms of the Agreement or any of the agreements (described below) to be entered into under the Agreement. Bear Stearns has guaranteed the payment in full when due of all amounts owed by and due from CalBear to Calpine, CES or CMSC pursuant to the terms of the Agreement or any of the agreements to be entered into under the Agreement. In addition, Bear Stearns has agreed to provide CalBear with all funds and collateral necessary for CalBear to perform its obligations under certain agreements and to provide certain other financial support to CalBear.

     The Closing is subject to certain conditions, including the receipt of regulatory approval from the FERC and the execution and delivery of certain agreements, including an Agency and Services Agreement by and among CMSC and CalBear, pursuant to which CMSC will act as CalBear's exclusive agent for gas and power trading; a Trading Master Agreement by and among CES, CMSC and CalBear, pursuant to which CalBear will execute credit enhancement trades on behalf of CES; and an ISDA Master Agreement, Schedule, and applicable annexes between CES and CalBear to effectuate the credit enhancement trades. Pursuant to the Agency and Services Agreement, CSMC will earn service fees (a portion of which will be held in reserve during the term of the Agency and Services Agreement) equal to 50% of CalBear's profits, which fees (including the reserve) are subject to a requirement to return based on losses at CalBear, up to 50% of such losses.

     The Agreement and the agreements entered into under the Agreement will terminate on November 30, 2006 unless both Calpine and Bear Stearns affirm the continuation of the Agreement upon 90 days' advance notice to the other, and will terminate at the end of each calendar quarter thereafter unless extended by both parties. In addition, both Calpine and Bear Stearns may terminate the Agreement voluntarily upon 90 days' advance written notice and for specified causes.

     Calpine, CES and CMSC, on one hand, and Bear Stearns and CalBear, on the other hand, each indemnify the others against any damages resulting from inaccuracy of representations, breach of covenant or agreement, willful misconduct, brokerage fees, and violation of laws, subject to certain carve-outs and limitations.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Businesses Acquired.

     Not  Applicable

(b)  Pro Forma Financial Information.

     Not  Applicable

(c)  Exhibits.

     99.1 Press Release dated September 8, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CALPINE CORPORATION



                                  By:  /s/ Robert D. Kelly
                                       ------------------------------------
                                       Robert D. Kelly
                                       Executive Vice President and
                                       Chief Financial Officer

Date: September 13, 2005

                                  EXHIBIT INDEX




                     Exhibit                Description
                     -------   -------------------------------------
                     99.1      Press release dated September 8, 2005


================================================================================

EXHIBIT 99.1



For Immediate Release


      BEAR STEARNS AND CALPINE FORM ENERGY MARKETING AND TRADING VENTURE:
                                 CALBEAR ENERGY


     (NEW YORK, NY) /BusinessWire - First Call / September 8, 2005 -- The Bear Stearns Companies Inc. [NYSE: BSC] and Calpine Corporation [NYSE: CPN] announced today that they have agreed to form a new energy marketing and trading venture to develop a significant customer business focused on physical natural gas and power trading and related structured transactions. CalBear Energy LP (CalBear), a wholly owned Bear Stearns subsidiary, will benefit from the financial resources, risk management expertise and client reach of Bear Stearns, complimented by the market knowledge, technology, trading ability, deal flow and customers of Calpine. These strengths will provide a solid foundation to establish the new venture's market position in the growing merchant energy trading business. It is anticipated that CalBear trading operations will begin in the fourth quarter of 2005, following the requisite regulatory approvals. A conference call will take place today at 10:30 a.m. eastern daylight savings time to discuss this new venture.

     Commenting on the transaction, Warren Spector, President and Co-Chief Operating Officer of Bear Stearns, said, "We are very excited about the formation of CalBear and working with Calpine in this venture. This transaction provides us with a unique opportunity to quickly become a leading provider of liquidity, execution and clearing services in the physical energy market without compromising our disciplined approach to risk and capital allocation. Many of our hedge fund, institutional investor, public finance and private equity clients are active users of energy price risk management services. Acquiring the expertise necessary to properly serve their needs has been a strategic priority for the firm. Calpine was our choice in this venture because of their professionalism and commitment to providing the best service to their clients."

     Peter Cartwright, Calpine Chairman, President and Chief Executive Officer, said, "We are very pleased about the creation of CalBear and teaming up with Bear Stearns as we will build upon the strengths of both of our organizations. This energy trading venture will enable us to create more value for our shareholders and to provide additional opportunities for our customers and employees. As we looked to set up the ideal energy trading organization, we felt strongly that venturing with the right financial institution was essential for us to maximize returns from Calpine's investments. Bear Stearns is the right institution."

     In connection with this transaction, Calpine has formed a wholly owned subsidiary, Calpine Merchant Services Company, Inc. (CMSC), that will include the employees and information infrastructure of the highly regarded Calpine subsidiary, Calpine Energy Services, L.P. (CES). CalBear has entered into an agreement with CMSC that provides for CMSC to be its exclusive agent to execute power and natural gas trades with CalBear clients that have entered into master trading agreements guaranteed by Bear Stearns. CMSC will also provide scheduling and back office services to CalBear from its offices in Houston. CMSC will be compensated for its services through a service fee equal to 50 percent of the profits of CalBear.

     The transaction also includes a $350 million credit intermediation agreement between CalBear and CES. Under the terms of this arrangement, CalBear will enter into approved transactions to sell power and acquire natural gas up to 61 days in advance with clients that have entered into master trading agreements guaranteed by Bear Stearns. The economics of these transactions will be passed on to CES through offsetting trades. CalBear's counterparty exposure to CES will be mitigated through the use of margin requirements and a master netting agreement covering all CES transactions with CalBear. It is anticipated that this credit intermediation agreement will provide CES with additional flexibility and the opportunity to expand the operating margins of Calpine's generating assets. In addition, the agreement is expected to increase Calpine's working capital position through the return of cash currently posted as collateral.

     In addition, CMSC, acting as agent for CES, will provide all of the asset management services required by Calpine's power generation fleet. Calpine will retain all of the economics of these assets.

Conference Call Information

     Bear Stearns and Calpine will host a conference call this morning to discuss this energy marketing and trading venture. The call is scheduled to begin at 10:30 a.m. eastern daylight savings time today, Thursday, September 8, 2005. To participate via the teleconference (in listen-only mode), please dial 1-888-603-6685 (1-706-634-1265 for international callers) at least five minutes before the start of the call. In addition, Calpine will simulcast the conference call and presentation live via the Internet. The webcast and presentation will be available for 30 days on Calpine's investor relations' page at www.calpine.com.

About Bear Stearns

     Founded in 1923, Bear, Stearns & Co. Inc. is a leading investment banking and securities trading and U.S. registered brokerage firm, and the major subsidiary of The Bear Stearns Companies Inc. [NYSE:BSC]. With approximately $49.4 billion in total capital, Bear Stearns serves governments, corporations, institutions and individuals worldwide. The company's business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales and trading, securities research, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp. (BSSC), Bear Stearns offers financing, securities lending, clearing and technology solutions to hedge funds, broker-dealers and investment advisors. BSSC is a member of the NYSE, NASD and SIPC. Headquartered in New York City, the company has approximately 11,000 employees worldwide. For additional information about Bear Stearns, please visit the firm's website at http://www.bearstearns.com.

About Calpine Corporation

     A  major  power  company,   Calpine  Corporation   supplies  customers  and
communities with electricity from clean, efficient, natural gas-fired and geothermal power plants. Calpine owns, leases and operates integrated systems of plants in 21 U.S. states and three Canadian provinces. Its customized products and services include wholesale and retail electricity, natural gas, gas turbine components and services, energy management, and a wide range of power plant engineering, construction and operations services. Calpine was founded in 1984. It is included in the S&P 500 Index and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, please visit the company's website at www.calpine.com.



Media Contact:       Russell Sherman                   Katherine Potter
                     Bear, Stearns & Co. Inc.          Calpine Corporation
                     (212) 272-5219                    (408) 995-5115, Ext. 1168

                                                       Meg Laidlaw
                                                       Calpine Corporation
                                                       (713) 830-8655

Investor Contact:    Elizabeth Ventura                 Rick Barraza
                     Bear, Stearns & Co. Inc.          Calpine Corporation
                     (212) 272-9251                    (408) 995-5115, Ext. 1125

                                                       Karen Bunton
                                                       Calpine Corporation
                                                       (408) 995-5115, Ext. 1121